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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of MasterCard Incorporated of our report dated May 22, 2001, except as to the subsequent event described in Note 21 which is as of July 31, 2001, relating to the financial statements of Europay International, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers Reviseurs d'Entreprises, represented by


Yves Vandenplas

Brussels, Belgium
August 14, 2001